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                                                                    EXHIBIT 10.8


                               DEAN FOODS COMPANY

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

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                               DEAN FOODS COMPANY

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                Table of Contents

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ARTICLE I      DEFINITIONS...............................................     1

ARTICLE II     ELIGIBILITY...............................................     3

ARTICLE III    CREDITS TO ACCOUNT........................................     3

ARTICLE IV     BENEFITS..................................................     3

ARTICLE V      ADMINISTRATION OF THE PLAN................................     4

ARTICLE VI     CLAIMS REVIEW PROCEDURE...................................     5

ARTICLE VII    LIMITATION OF RIGHTS......................................     6

ARTICLE VIII   LIMITATION OF ASSIGNMENT AND PAYMENTS TO LEGALLY
                  INCOMPETENT DISTRIBUTEE................................     7

ARTICLE IX     AMENDMENT TO OR TERMINATION OF THE PLAN...................     7

ARTICLE X      GENERAL AND MISCELLANEOUS.................................     7
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                               DEAN FOODS COMPANY
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                    PREAMBLE

     WHEREAS, Dean Foods Company (the "Company") has determined that employees who earn compensation in excess of the compensation that can be taken into account under the Dean Foods 401(k) Plan (the "401(k) Plan") do not receive retirement benefits from the Company that are equivalent, as a percentage of total compensation, to the benefits provided to other employees;

     WHEREAS, due the statutory limitations applicable to the 401(k) Plan, such highly compensated employees may not receive adequate benefits from the 401(k) Plan to adequately provide for their retirement needs;

     WHEREAS, the Company has determined that it is appropriate to provide additional benefits to such employees in a nonqualified deferred compensation arrangement with respect to the compensation that cannot be taken into account under the 401(k) Plan;

     NOW, THEREFORE, the Company hereby adopts the Dean Foods Company Supplemental Executive Retirement Plan (the "Plan"), reading as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1 "Account" shall mean the individual bookkeeping record established by the Committee showing the monetary value of the interest in the Plan of each Participant or Beneficiary.

     1.2 "Affiliate" shall mean a member of a controlled group of corporations (as defined in Section 414(b) of the Code), a group of trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code), or an affiliated service group (as defined in
Section 414(m) of the Code) of which the Company is a member; and any entity otherwise required to be aggregated with the Company pursuant to Section 414(o) of the Code or the regulations issued thereunder; and any other entity in which the Company has an ownership interest and to which the Company elects to make participation in the Plan available.

     1.3 "Beneficiary" shall mean the Beneficiary designated by each Participant under the 401(k) Plan; provided, however, that a Participant may designate a different Beneficiary hereunder by delivering to the Committee a written beneficiary designation, in the form provided by the Committee, and executed specifically with respect to this Plan.

     1.4 "Board" shall mean the Board of Directors of the Company.

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     1.5 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

     1.6 "Committee" shall mean the Compensation Committee of the Board.

     1.7 "Company" shall mean Dean Foods Company or its successor or successors.

     1.8 "Covered Compensation" shall mean the total salary and bonuses paid by the Company or an Affiliate to an employee as remuneration for personal services rendered during each Plan Year, as reported on the employee's federal income tax withholding statement or statements (IRS Form W-2 or its subsequent equivalent), together with any amounts not includable in such employee's gross income pursuant to Sections 125 or 402(g) of the Code, any amounts deferred by such employee pursuant to the Dean Foods Company Post-2004 Executive Deferred Compensation Plan, and any amounts withheld from such salary or bonuses pursuant to a court order.

     1.9 "Disability" shall mean the Participant either (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

     1.10 "Effective Date" shall mean January 1, 2005.

     1.11 "Excess Compensation" shall mean that portion of the Participant's Covered Compensation which is in excess of the limitation found in Section 401(a)(17) of the Code, or its successor, for the Plan Year.

     1.12 "Participant" shall mean an individual who earns Excess Compensation during a Plan Year or in a prior Plan Year on or after January 1, 2005.

     1.13 "Plan" shall mean the Dean Foods Company Supplemental Executive Retirement Plan set forth in this document, as it may be amended from time to time.

     1.14 "Plan Year" shall mean the twelve-month period beginning each January 1 and ending each December 31.

     1.15 "Trust" shall mean the Dean Foods Company Supplemental Executive Retirement Trust.

     1.16 "Valuation Date" shall mean each business day on which the financial markets are open for trading activity or such other dates as may be established by the Committee.


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                                   ARTICLE II

                                   ELIGIBILITY

     A Participant shall participate in the Plan each Plan Year, commencing in 2005, in which he or she has Excess Compensation. A Participant who has Excess Compensation for a Plan Year shall be entitled to continue to participate in the Plan until his or her Account is paid in full even though the Participant may not be entitled to credits to his or her Account during one or more Plan Years because such Participant does not have Excess Compensation.

                                  ARTICLE III

                               CREDITS TO ACCOUNT

     3.1 The Committee shall credit to a Participant's Account an amount equal to 4% of such Participant's Excess Compensation for the Plan Year. Such credit shall be made on or before March 15th of the Plan Year following the Plan Year in which such Excess Compensation is paid. An amount equal to the amount credited to the Participant's Account shall be transferred to the Trust by March 31st of the Plan Year following the Plan Year in which the Excess Compensation is paid.

     3.2 At such times as is allowed by the Committee and pursuant to the procedure specified by the Committee, the Participant shall designate, from the investment alternatives selected by the Committee, the investments in which the Participant's Account will be deemed to be invested for purposes of determining the amount of earnings to be credited to that Account. On the basis selected by the Committee, the Committee shall credit to each Participant's Account an amount equal to the interest, earnings or losses that would have resulted to the Account if the amounts credited to the Account were invested as elected by the Participant.

                                   ARTICLE IV

                                    BENEFITS

     4.1 After the death of a Participant, the Beneficiary of such Participant shall be paid in a lump sum the entire value of all amounts credited to such Participant's Account, determined as of the Valuation Date coincident with or immediately preceding the date of distribution.

     4.2 As soon as administratively possible after the Committee determines that the Participant has a Disability, such Participant shall be paid in a lump sum the entire value of all amounts credited to such Participant's Account, determined as of the Valuation Date coincident with or immediately preceding the date of distribution.

     4.3 After a Participant's employment terminates, such Participant shall be paid in a lump sum the entire value of all amounts credited to the Account of such Participant, determined as of the Valuation Date coincident with or immediately preceding the date of distribution.


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     4.4 To the extent allowed by regulations issued by the U.S. Department of the Treasury, if there is a change in the ownership or effective control of the employer of the Participant (or the employer's parent) or in the ownership of a substantial portion of the assets of the employer of the Participant (hereinafter collectively called a "Change in Control"), the Plan shall distribute the Accounts of all Participants employed by such employer or its subsidiaries impacted by such Change in Control, in a single lump sum within 30 days after such Change in Control or at such later date as is required by such regulations. The determination of whether a Change in Control has occurred and whether a distribution may be made to the Participants shall be made based on the definition of a Change in Control that is found in the regulations issued by the U.S. Department of the Treasury under Section 409A of the Code, which regulations are incorporated herein by reference.

                                   ARTICLE V

                           ADMINISTRATION OF THE PLAN

     5.1 The Plan shall be administered by the Committee. The members of the Committee shall not receive compensation with respect to their services for the Committee. The members of the Committee shall serve without bond or security for the performance of their duties hereunder unless applicable law makes the furnishing of such bond or security mandatory or unless required by the Company.

     5.2 The Committee shall perform any act which the Plan authorizes expressed by a vote at a meeting or in a writing signed by a majority of its members without a meeting. The Committee may, by a writing signed by a majority of its members, appoint any member of the Committee to act on behalf of the Committee. Any person who is a member of the Committee shall not vote or decide upon any matter relating solely to such member or vote in any case in which the individual right or claim of such member to any benefit under the Plan is particularly involved. If, in any matter or case in which a person is so disqualified to act, the remaining persons constituting the Committee cannot resolve such matter or case, the Board will appoint a temporary substitute to exercise all the powers of the disqualified person concerning the matter or case in which such person is disqualified.

     5.3 The Committee may designate in writing other persons to carry out its responsibilities under the Plan, and may remove any person designated to carry out its responsibilities under the Plan by notice in writing to that person. The Committee may employ persons to render advice with regard to any of its responsibilities. All usual and reasonable expenses of the Committee shall be paid by the Company. The Company shall indemnify and hold harmless each member of the Committee from and against any and all claims and expenses (including, without limitation, attorneys' fees and related costs), in connection with the performance by such member of duties in that capacity, other than any of the foregoing arising in connection with the willful neglect or willful misconduct of the person so acting.

     5.4 The Committee shall establish rules and procedures, not contrary to the provisions of the Plan, for the administration of the Plan and the transaction of its business. The Committee shall determine the eligibility of any individual to participate in the Plan, shall interpret the Plan in its sole and absolute discretion, and shall determine all questions arising in the administration,


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interpretation and application of the Plan. All determinations of the Committee shall be conclusive and binding on all employees, Participants and Beneficiaries.

     5.5 Any action to be taken hereunder by the Company shall be taken by resolution adopted by the Board or by a committee thereof; provided, however, that by resolution, the Board or a committee thereof may delegate to any officer of the Company the authority to take any such actions hereunder.

                                   ARTICLE VI

                            CLAIMS REVIEW PROCEDURE

     6.1 In the event that a Participant or Beneficiary is denied a claim for benefits under this Plan (the "Claimant"), the Committee shall provide to the Claimant written notice of the denial within 90 days after the claim is filed (45 days in the case of a Disability claim) unless an extension of time for processing the claim is necessary because more information is needed (or, in the case of a Disability claim, an extension is necessary for reasons beyond the control of the Committee), in which case a decision will be rendered not later than 180 days (75 days in the case of a Disability claim which may be further extended to 105 days if the additional extension is necessary due to reasons beyond the control of the Committee) after the initial receipt of the claim. If such an extension of time for processing the claim is required, written notice of the extension and additional information that is necessary to process the claim will be furnished to the Claimant prior to the expiration of the initial 90-day (or 45-day) period and will indicate the special circumstances requiring an extension of time for processing the claim and will indicate the date the Committee expects to render its decision. In no event will such extension exceed a period of 90 days from the end of the initial period. The notice shall set forth:

     (a)  the specific reason or reasons for the denial;

     (b) specific references to pertinent Plan provisions on which the Committee based its denial;

     (c) a description of any additional material or information needed for the Claimant to perfect the claim and an explanation of why the material or information is needed;

     (d) if the claim is a claim for a Disability benefit, the Participant will be notified if an internal rule, guideline, protocol or other similar criterion was relied on by the Committee and the Participant will be provided with a copy of such rule, guideline, protocol, or other criterion free of charge on the Participant's request. If the claim is a claim for a Disability benefit and the denial is based on a medical necessity or other similar exclusion or limit, the Participant will be provided, free of charge at his or her request, an explanation of how that exclusion or limit and any clinical judgments apply to the Participant's medical circumstances.

     (e)  a statement that the Claimant may:

          (i)  request a review upon written application to the Committee;


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          (ii) review pertinent Plan documents; and

          (iii) submit issues and comments in writing; and

     (f) that any appeal the Claimant wishes to make of the adverse determination must be in writing and received by the Committee within 60 days (180 days in the case of a Disability claim) after receipt of the Committee's notice of denial of benefits. The Committee's notice must further advise the Claimant that failure to appeal the action to the Committee in writing within the 60-day (or 180-day) period will render the Committee's determination final, binding, and conclusive.

     6.2 If the Claimant should appeal to the Committee, the Claimant, or the duly authorized representative of such Claimant, may submit, in writing, whatever issues and comments such Claimant, or the duly authorized representative of such Claimant, feels are pertinent. The Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Committee shall advise the Claimant in writing of its decision on the appeal, the specific reasons for the decision, and the specific Plan provisions on which the decision is based. The notice of the decision shall be given within 60 days (45 days in the case of a Disability claim) of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60-day (or 45-day) period infeasible, but in no event shall the Committee render a decision regarding the denial of a claim for benefits later than 120 days (90 days in the case of a Disability claim) after its receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the date the extension period commences. The Claimant will also be entitled to receive, on request and free of charge, access to and copies of all documents, records, and other information relevant to the claim. In addition, if the claim is a claim for a Disability benefit, the Participant will be notified if an internal rule, guideline, protocol or other similar criterion was relied on by the Committee and will be provided with a copy of such rule, guideline, protocol, or other criterion free of charge at your request. If the claim is a claim for a Disability benefit and the denial is based on a medical necessity or other similar exclusion or limit, the Participant will be provided, free of charge at his or her request, an explanation of how that exclusion or limit and any clinical judgments apply to the Participant's medical circumstances. In the case of a Disability claim, the review on appeal must be made by a different decision-maker from the Committee and that decision-maker cannot give procedural deference to the original decision. If the Claimant is dissatisfied with the Committee's (or other independent fiduciary's) review decision, the Claimant has the right to file suit in a federal or state court.

                                  ARTICLE VII

                              LIMITATION OF RIGHTS

     The establishment of this Plan shall not be construed as giving to any Participant, employee of the Company or any person whomsoever, any legal, equitable or other rights against the Company, or its officers, directors, agents or shareholders, or as giving to any Participant or Beneficiary any equity or other interest in the assets or business of the Company or shares of


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Company stock or as giving any employee the right to be retained in the employment of the Company. All employees of the Company and Participants shall be subject to discharge to the same extent they would have been if this Plan had never been adopted.

                                  ARTICLE VIII

                      LIMITATION OF ASSIGNMENT AND PAYMENTS
                       TO LEGALLY INCOMPETENT DISTRIBUTEE

     8.1 No benefits which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of the same shall be void. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for or against any person, except to the extent required by law.

     8.2 Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined by the Committee, on the basis of qualified medical advice, to be incompetent, the Committee need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of the minor or incompetent, or to cause the same to be paid to the minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of the minor or incompetent, if one has been appointed, or to cause the same to be used for the benefit of the minor or incompetent.

                                   ARTICLE IX

                     AMENDMENT TO OR TERMINATION OF THE PLAN

     The Board and the Committee reserve the right at any time to amend or terminate the Plan in whole or in part. No amendment shall have the effect of retroactively depriving Participants or Beneficiaries of rights already accrued under the Plan. Upon termination of the Plan, the Committee may, in its sole and absolute discretion, and notwithstanding any other provision hereunder to the contrary, direct that all benefits hereunder will be paid as soon as administratively practicable thereafter.

                                   ARTICLE X

                            GENERAL AND MISCELLANEOUS

     10.1 In the event that any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.


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     10.2 The Article headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

     10.3 The validity and effect of this Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the State of Texas unless superseded by federal law.

     10.4 A Participant shall have no security interest in any amounts credited hereunder on such Participant's behalf. It is the Company's intention that this Plan be construed as a plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of highly compensated employees.

     10.5 All amounts payable hereunder shall be reduced by any and all federal, state and local taxes imposed upon the Participant or a Beneficiary which are required to be paid or withheld by the Company.

     IN WITNESS WHEREOF, Dean Foods Company, the Company, has caused its corporate seal to be affixed hereto and these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized this _____ day of November, 2004.

                                        DEAN FOODS COMPANY


                                        By:
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